EXHIBIT 3.288
Delaware
The First State
I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “OREGON HEALTHCORP, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF FORMATION, FILED THE THIRD DAY OF FEBRUARY, A.D. 1999, AT 9 O’CLOCK A.M.
CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1999, AT 2:15 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “OREGON HEALTHCORP, LLC”.
3000990     8100H     070789390
Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 5821898
DATE: 07-06-07
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED ON 09:00 AM 02/03/1999
991044632-3000990

CERTIFICATE OF FORMATION
OF
OREGON HEALTHCORP, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Oregon Healthcorp, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation as of February 3,1999.
By: /s/ John M. Franck II
Name: John M. Franck II
Title: Authorized Person

CERTIFICATE OF MERGER
OF
NORTHERN OREGON MERGER CORP.
INTO
OREGON HEALTHCORP, LLC
Pursuant to Section 18-209
of the Delaware Limited Liability Company Act
and Section 264 of the Delaware General Corporation Law
The undersigned limited liability company and corporation DO HEREBY CERTIFY:
FIRST: The name and the state of organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Oregon Healthcorp, LLC (the “LLC”)	Delaware

Northern Oregon Merger Corp.	Delaware (the “Company”)
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been adopted, approved, certified, executed and acknowledged by each of the constituent entities to the merger.
THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Oregon Healthcorp, LLC.
FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.
SEVENTH: This Certificate of Merger shall be effective on April 22, 1999.
IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 21st day of April, 1999.

OREGON HEALTHCORP, LLC
By: /s/ John M. Franck II
Name: John M. Franck II
Title: Manager
NORTHERN OREGON MERGER CORP.
By: /s/ R. Milton Johnson
Name: R. Milton Johnson
Title: Vice President

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